Exhibit 99.1

News Release

For further information:

Hooper Holmes
Henry E. Dubois
President and CEO
(913) 764-1045

Investors: Andrew Berger
S.M. Berger & Company
(216) 464-6400

Hooper Holmes Announces 2015 Financial Results
OLATHE, Kan., Tuesday, March 29, 2016 -- Hooper Holmes, Inc. (NYSE MKT:HH) today announced financial results for the fourth quarter and full year ended December 31, 2015.

For the fourth quarter of 2015, consolidated revenues from continuing operations totaled $9.5 million, a 42% improvement compared to $6.7 million for the fourth quarter of 2014. The Company performed approximately 152,000 screening units for the fourth quarter of 2015, a 20% improvement compared to 127,000 screening units for the fourth quarter of 2014.

For the year ended December 31, 2015, consolidated revenues from continuing operations were $32.1 million, an increase of approximately ~13% from the prior year of $28.5 million, as screening unit growth offset reductions that were expected from the previously announced end of a large clinical research contract. The Company's net loss for the year ended December 31, 2015, was $10.9 million, compared to a net loss of $8.5 million for the year ended December 31, 2014. On an adjusted EBITDA basis, excluding one-time events, the Company's net loss for the year ended December 31, 2015 was $4.5 million, a 35% improvement compared to 2014.

For the year ended December 31, 2015, the Company performed approximately 515,000 health screenings, an increase of approximately 9% compared to 474,000 health screenings for the year ended December 31, 2014. As of December 31, 2015, cash and cash equivalents totaled $2.0 million, with $3.3 million in borrowings outstanding under the Company’s credit facility. On January 27, 2016, the Company announced the results of a rights offering which raised $3.5 million in new capital.

Henry Dubois, President and CEO of Hooper Holmes commented, "2015 was a transformational year for our business. We integrated a major acquisition, introduced new Health and Wellness services, and signed new customers. In the first quarter of 2016 we strengthened our capital structure and won new sales which we expect to contribute at least $3.3 million in new 2016 revenue. The

Hooper Holmes Confidential

Exhibit 99.1

year is off to a strong start, and we are making progress towards our 2016 financial goals of revenue in excess of $42 million and positive EBITDA and operating cash flow."

Conference Call

The Company will host a conference call today, Tuesday, March 29, 2016, at 7:30 a.m. CT (8:30 a.m. ET) to discuss 2015 financial results. A slide presentation will accompany the conference call and is available on the Company’s website located at www.hooperholmes.com.

To participate in the conference call, please dial 888-438-5491, or internationally 719-785-1753 conference ID: 4689706 five to ten minutes before the call is scheduled to begin. A live webcast will be hosted on the Company's website located at www.hooperholmes.com. A replay of the conference call will be available through April 5, 2016, by dialing 877-870-5176, or internationally 858-384-5517. The access code for the replay is 4689706.

Sidoti Conference

On Thursday, March 31, 2016, Hooper Holmes will be participating at the Sidoti Emerging Growth Convention. The conference will be held at the New York Marriott Marquis at Times Square. Henry Dubois, President and CEO of Hooper Holmes, will present at 8:30 a.m. ET.

The Company will also meet one-on-one with institutional investors during the day. Investors interested in attending and scheduling a one-on-one meeting with management should click the link below:

https://www.meetmax.com/sched/event_35923/investor_reg_new.html?cmd=register&event_id=35923&attendee_role_id=INVESTOR.

The Company’s presentation will be available in the Investor Relations section of Hooper Holmes’ website: http://www.hooperholmes.com/investors/.

About Hooper Holmes

Hooper Holmes mobilizes a national network of health professionals to provide on-site health screenings, laboratory testing, risk assessment and sample collection services to wellness and disease management companies, employers and brokers, government organizations and academic institutions nationwide. Under the Accountable Health Solutions brand, the Company combines smart technology, healthcare and behavior change expertise to offer comprehensive health and wellness programs that improve health, increase efficiencies and reduce healthcare delivery costs.

More information is available at hooperholmes.com and at accountablehealthsolutions.com.

This press release contains “forward-looking” statements, as such term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and

Hooper Holmes Confidential

Exhibit 99.1

assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, these forward-looking statements are our ability to realize the expected benefits from this acquisition and our strategic alliance with Clinical Reference Laboratory; our ability to successfully implement our business strategy and integrate Accountable Health Solutions’ business with ours; our ability to retain and grow our customer base; our ability to recognize operational efficiencies and reduce costs; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to maintain compliance with the financial covenant in our credit facility and the financing for this acquisition; and the rate of growth in the Health and Wellness market. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 31, 2015. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release to reflect the occurrence of unanticipated events, except as required by law.

Hooper Holmes Confidential

Exhibit 99.1

Adjusted net loss is not a recognized term under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Hooper Holmes’ performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business.

Hooper Holmes Confidential

Exhibit 99.1

Hooper Holmes
Henry E. Dubois, 913-764-1045
President and CEO
or
Investors:
S.M. Berger & Company
Andrew Berger, 216-464-6400
Source: Hooper Holmes
News Provided by Acquire Media

Hooper Holmes Confidential